EXHIBIT 99.3

                       AGREEMENT AND PLAN OF MERGER

                                dated as of

                              March 24, 1998

                                   among

                           INSILCO CORPORATION,

                              INR HOLDING CO.

                                    and

                     SILKWORM ACQUISITION CORPORATION




                             TABLE OF CONTENTS

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                                                                    Page
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                                 ARTICLE 1
                                The Merger

Section 1.1.  The Reorganization Merger...............................1
Section 1.2.  The Merger..............................................3
Section 1.3.  Surrender and Payment...................................5
Section 1.4.  Dissenting Shares.......................................7
Section 1.5.  Stock Options...........................................7
Section 1.6.  Fractional Shares.......................................8

                                 ARTICLE 2
                         The Surviving Corporation

Section 2.1.  Certificate of Incorporation............................8
Section 2.2.  Bylaws..................................................9
Section 2.3.  Directors and Officers..................................9

                                 ARTICLE 3
               Representations and Warranties of the Company

Section 3.1.  Corporate Existence and Power...........................9
Section 3.2.  Corporate Authorization.................................9
Section 3.3.  Governmental Authorization.............................10
Section 3.4.  Non-Contravention......................................10
Section 3.5.  Capitalization.........................................11
Section 3.6.  Subsidiaries...........................................11
Section 3.7.  SEC Filings............................................12
Section 3.8.  Financial Statements...................................13
Section 3.9.  Disclosure Documents...................................13
Section 3.10. Absence of Certain Changes.............................14
Section 3.11. No Undisclosed Material Liabilities....................15
Section 3.12. Litigation.............................................15
Section 3.13. Taxes..................................................15
Section 3.14. ERISA..................................................16
Section 3.15. Labor Matters..........................................19
Section 3.16. Compliance with Laws and Court Orders..................20
Section 3.17. Licenses and Permits...................................20
Section 3.18. Intellectual Property..................................20
Section 3.19. Finders' Fees..........................................20
Section 3.20. Required Votes.........................................21
Section 3.21. Environmental Matters..................................21
Section 3.22. Disclaimer.............................................23

                                 ARTICLE 4
                Representations and Warranties of MergerSub

Section 4.1.  Corporate Existence and Power..........................23
Section 4.2.  Corporate Authorization................................23
Section 4.3.  Governmental Authorization.............................23
Section 4.4.  Non-Contravention......................................24
Section 4.5.  Disclosure Documents...................................24
Section 4.6.  Finders' Fees..........................................24
Section 4.7.  Financing..............................................25
Section 4.8.  Capitalization.........................................25

                                 ARTICLE 5
                         Covenants of the Company

Section 5.1.  Conduct of the Company.................................26
Section 5.2.  Stockholder Meeting; Proxy Material....................28
Section 5.3.  Access to Information..................................29
Section 5.4.  Other Offers...........................................29
Section 5.5.  Resignation of Directors...............................32
Section 5.6.  Solvency Opinion.......................................32
Section 5.7.  Transfers by Affiliates................................32

                                 ARTICLE 6
                          Covenants of MergerSub

Section 6.1.  Voting of Shares.......................................33
Section 6.2.  Director and Officer Liability.........................33
Section 6.3.  Employee Plans and Benefit Arrangements................34
Section 6.4.  Financing..............................................35
Section 6.5.  NASDAQ Listing.........................................35

                                 ARTICLE 7
                  Covenants of MergerSub and the Company

Section 7.1.  Reasonable Best Efforts................................36
Section 7.2.  Certain Filings........................................36
Section 7.3.  Public Announcements...................................37
Section 7.4.  Further Assurances.....................................37
Section 7.5.  Reserved Shares........................................38
Section 7.6.  Notices of Certain Events..............................38

                                 ARTICLE 8
                         Conditions to the Merger

Section 8.1.  Conditions to the Obligations of Each Party............39
Section 8.2.  Conditions to the Obligations of MergerSub.............39
Section 8.3.  Conditions to the Obligations of the Company and
              ExistingSub............................................41

                                 ARTICLE 9
                                Termination

Section 9.1.  Termination............................................41
Section 9.2.  Effect of Termination..................................43

                                ARTICLE 10
                               Miscellaneous

Section 10.1. Notices................................................43
Section 10.2. Survival of Representations and Warranties.............44
Section 10.3. Amendments; No Waivers.................................44
Section 10.4. Expenses...............................................45
Section 10.5. Successors and Assigns.................................45
Section 10.6. Governing Law..........................................45
Section 10.7. Counterparts; Effectiveness............................45
Section 10.8. Third Party Beneficiaries..............................45
Section 10.9. Entire Agreement.......................................45



                       AGREEMENT AND PLAN OF MERGER

               AGREEMENT AND PLAN OF MERGER dated as of March 24, 1998 among Insilco Corporation, a Delaware corporation ("Insilco" or the "Company"), INR Holding Co., a Delaware corporation ("ExistingSub"), and Silkworm Acquisition Corporation, a Delaware corporation ("MergerSub").

                           W I T N E S S E T H:

               WHEREAS, as of the date of execution of this Agreement, all of the outstanding capital stock of, or other ownership interest in, MergerSub is owned, in the aggregate, by DLJ Merchant Banking Partners II, L.P., and certain of its affiliates;

               WHEREAS, MergerSub is unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, Water Street Corporate Recovery Fund I, L.P., holder of 1,783,878 shares of common stock of the Company, enters into a Voting Agreement (the "Voting Agreement") providing for certain actions relating to such shares;

               WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Mergers (as defined in Section 1.2) and also to prescribe certain conditions to the Mergers; and

               WHEREAS, it is intended that the Merger be recorded as a recapitalization for financial reporting purposes.

               NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:


                                 ARTICLE 1

                                The Merger

               Section 1.1. The Reorganization Merger. (a) Prior to the Effective Time (as defined in Section 1.2), Insilco shall cause (i) ExistingSub to form a wholly-owned subsidiary ("ReorgSub") and (ii) ReorgSub to merge with and into Insilco in the manner set forth in this
Section 1.1 (the "Reorganization Merger"), whereupon the separate existence of ReorgSub shall cease, and Insilco shall be the surviving corporation, possessing all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Insilco and ReorgSub, all as provided under the General Corporation Law of the State of Delaware ("Delaware Law"). The parties hereto contemplate that the Reorganization Merger will precede the Merger (as defined in Section 1.2), but that each will occur on the same date.

           (b) The Reorganization Merger shall be effected pursuant to an agreement and plan of merger (the "Holding Company Merger Agreement") in accordance with Delaware Law and in a manner that complies with Section 251(a) of Delaware Law. The certificate of incorporation of Insilco shall be the certificate of incorporation of the corporation surviving the Reorganization Merger.
           (c) Insilco and ReorgSub will file the Holding Company Merger Agreement (or a certificate of merger in lieu thereof) with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Reorganization Merger which shall become effective at such time (the "Reorganization Effective Time") as the Holding Company Merger Agreement (or a certificate of merger in lieu thereof) is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified therein, but in any event prior to the Effective Time.

           (d)  At the Reorganization Effective Time:

                 (i) (A) each share of common stock of ReorgSub held by ReorgSub as treasury stock immediately prior to the Reorganization Effective Time shall be canceled, and no payment shall be made with respect thereto; and (B) each share of common stock of ReorgSub outstanding immediately prior to the Reorganization Effective Time shall be converted into and become one share of common stock of the corporation surviving the Reorganization Merger, with the same rights, powers and privileges as the shares so converted;

                (ii) (A) each share of common stock, par value $0.001 per share, of Insilco (the "Shares") held by Insilco as treasury stock (including the Reserved Shares (as defined in Section 3.5)) or owned by ReorgSub immediately prior to the Reorganization Effective Time shall be canceled, and no payment shall be made with respect thereto, and (B) each outstanding option (whether vested or unvested) to acquire Shares granted to employees and directors will be treated as set forth in Section 1.5(a); and

               (iii) Except as otherwise provided in Section 1.04 with respect to Shares as to which appraisal rights are exercised, each Share outstanding immediately prior to the Reorganization Effective
          Time shall be converted into the following (the "Reorganization Merger Consideration"):

                       (A) one share of common stock, par value $0.001 per share, of ExistingSub (the "ExistingSub Shares") with the same rights, powers and privileges as the Shares so converted; and

                       (B) the right to receive in cash an amount equal to $0.01.

           (e) Except for those stockholders who have exercised appraisal rights with respect to their Shares, the stockholders of record of Insilco immediately prior to the Reorganization Effective Time shall be the stockholders of record of ExistingSub immediately after the Reorganization Effective Time without further action by such stockholders or ExistingSub. After the Reorganization Effective Time, the certificates (the "Certificates") representing the Shares will continue to represent the ExistingSub Shares.

           (f) For the avoidance of doubt, after the Reorganization Merger, "Insilco" or the "Company" shall mean the corporation surviving the Reorganization Merger.

               Section 1.2. The Merger. (a) Prior to the Reorganization Effective Time, the Company, acting as sole stockholder of ExistingSub, shall pursuant to Section 228 of the Delaware Law, act by written consent to approve this Agreement and the Merger and ExistingSub shall, no more than 20 days prior to the Reorganization Effective Time, give notice to the Company, as its sole stockholder, of the Merger, as required by Section 262(d) of Delaware Law.

           (b) At the Effective Time, MergerSub shall be merged (the "Merger" and collectively with the Reorganization Merger, the "Mergers") with and into ExistingSub in accordance with Delaware Law, and in accordance with the terms and conditions hereof, whereupon the separate existence of MergerSub shall cease, and ExistingSub shall be the surviving corporation, which will be named "Insilco Holding Corporation" (the "Surviving Corporation").

           (c) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, ExistingSub and MergerSub will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

           (d) The Company hereby represents that its Board of Directors (the "Board of Directors"), at a meeting duly called and held and acting on the unanimous recommendation of the Board of Directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Mergers, are fair to and in the best interest of the Company's stockholders, (ii) unanimously approved this Agreement and the Voting Agreement and the transactions contemplated hereby, including the Mergers, which approval satisfies in full the requirements of Section 203(a)(1) of Delaware Law so as to make Section 203 of Delaware Law inapplicable to the Mergers, and (iii) unanimously resolved to recommend adoption of this Agreement and the Mergers to its stockholders. The Company further represents that Lazard Freres & Co. LLC has delivered to the Board of Directors its oral opinion (to be followed by its written opinion to the same effect) that the Merger Consideration (as defined in Section 1.3) taken as a whole is fair to the holders of the Shares (other than MergerSub and its affiliates) from a financial point of view. The Company has been advised that all of its directors and executive officers intend to vote all of their Shares in favor of adoption of this Agreement and the Mergers.

           (e)  At the Effective Time:

                 (i) each ExistingSub Share held by ExistingSub as treasury stock or owned by any direct or indirect wholly owned subsidiary of ExistingSub (excluding the Company) or owned by MergerSub immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

                (ii) each share of common stock, par value $0.001 per share, of MergerSub ("MergerSub Common Stock") outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.001 per share, of the Surviving Corporation ("Surviving Corporation Shares") with the same rights, powers and privileges as the MergerSub Common Stock so converted;

               (iii) each outstanding warrant to purchase MergerSub Common Stock ("MergerSub Warrants") shall be automatically amended to constitute a warrant to acquire one Surviving Corporation Share on the same terms and conditions as the warrants so converted; and

                (iv) each ExistingSub Share outstanding immediately prior to the Effective Time shall be converted into the following (the "ExistingSub Merger Consideration"):

                       (A) the right to retain 0.03419 of a Surviving Corporation Share, with the same rights, powers and privileges as the ExistingSub Share so converted; and

                       (B) the right to receive in cash an amount equal to $42.97.

               Section 1.3. Surrender and Payment. (a) Prior to the mailing of the Company Proxy Statement (as defined in Section 3.9), MergerSub shall appoint an agent (the "Exchange Agent") for the purpose of exchanging the Certificates for the cash portion of the Reorganization Merger Consideration and the ExistingSub Merger Consideration (the cash portion of the Reorganization Merger Consideration together with the ExistingSub Merger Consideration shall be referred to herein as the "Merger Consideration"). The Surviving Corporation will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Shares and the ExistingSub Shares. Promptly after the Effective Time, the Surviving Corporation will send, or will cause the Exchange Agent to send, to each holder of ExistingSub Shares at the Effective Time, a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent).

           (b) Each holder of ExistingSub Shares at the Effective Time will, upon surrender to the Exchange Agent of a Certificate or Certificates, together with a properly completed letter of transmittal covering such ExistingSub Shares, be entitled to receive the Merger Consideration payable in respect of such ExistingSub Shares and in respect of the Shares which were converted into such ExistingSub Shares. Payment of the cash portion of the Merger Consideration shall, at the request of the holder of the relevant ExistingSub Shares, be made by wire transfer of immediately available funds. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration and any dividends payable pursuant to Section 1.3(g). No interest will be paid or will accrue on any cash payable as Merger Consideration or any dividends payable pursuant to Section 1.3(g).

           (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the ExistingSub Shares represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such ExistingSub Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "person" or "Person" means a(n) individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

           (d) After the Effective Time, there shall be no further registration of transfers of ExistingSub Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 1.

           (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.3(a) that remains unclaimed by the holders of ExistingSub Shares six months after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged his ExistingSub Shares for the Merger Consideration in accordance with this Section 1.3 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of his ExistingSub Shares. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of ExistingSub Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of ExistingSub Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

           (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.3(a) to pay for ExistingSub Shares that were not issued pursuant to Section 1.1(d)(iii) as a result of the appraisal rights exception thereto shall be returned to the Surviving Corporation, upon demand, after the appraisal rights have been perfected in respect of the related Shares pursuant to Section 1.04 and Delaware Law.

           (g) No dividends or other distributions with respect to Surviving Corporation Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the surrender of such Certificate in accordance with this Article 1. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole Surviving Corporation Shares issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time but on or prior to such surrender and a payment date on or prior to such surrender, paid with respect to such whole Surviving Corporation Shares, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but on or prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole Surviving Corporation Shares.

               Section 1.4. Dissenting Shares. Shares which are issued and outstanding immediately prior to the Reorganization Effective Time and which are held by a holder who has not voted such Shares in favor of the Mergers, who shall have delivered a written demand for appraisal of such Shares in the manner provided by Delaware Law and who, as of the Reorganization Effective Time, shall not have effectively withdrawn or lost such right to appraisal ("Dissenting Shares") shall not be converted into a right to receive the Reorganization Merger Consideration (or, if after the Effective Time, the Merger Consideration). The holders thereof shall be entitled only to such rights as are granted by Section 262 of Delaware Law. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares pursuant to Section 262 of Delaware Law shall receive payment therefor from the Surviving Corporation in accordance with Delaware Law; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish his entitlement to appraisal rights as provided in Section 262 of Delaware Law, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for appraisal of such Shares or lost his right to appraisal and payment for his Shares under Section 262 of Delaware Law, or
(iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of Delaware Law, such holder shall forfeit the right to appraisal of such Dissenting Shares and each such Dissenting Share shall be converted into a right to receive the Reorganization Merger Consideration (or, if after the Effective Time, the Merger Consideration) without interest thereon, from the Surviving Corporation as provided in Section 1.3 hereof. The Company shall give MergerSub prompt notice of any demands received by the Company for appraisal of Shares, and MergerSub shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of MergerSub, make any payment with respect to, or settle or offer to settle, any such demands.

               Section 1.5. Stock Options. (a) Immediately prior to the Reorganization Effective Time, each outstanding option (whether vested or unvested) to acquire Shares granted to employees and directors (the "Options") shall be canceled and, in lieu thereof, immediately prior to the Reorganization Effective Time, the holders of such Options shall receive a cash payment from the Company equal to the product of (i) the total number of Shares previously subject to such Options and (ii) the excess of $44.50 over the exercise price per Share subject to such Options, subject to any required withholding of taxes.

           (b)  Prior to the Reorganization Effective Time, the Company shall
(i) use its reasonable best efforts to obtain any consents from holders of options to purchase Shares granted under the Company's stock option or compensation plans or arrangements and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by Sections 1.1 and 1.5(a). Notwithstanding any other provision of this Section 1.5, payment may be withheld in respect of any Option until any necessary or appropriate consents are obtained.
                Section 1.6. Fractional Shares. (a) No certificates or scrip representing fractional Surviving Corporation Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation; and

           (b) Notwithstanding any other provision of this Agreement, each beneficial owner of ExistingSub Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Surviving Corporation Share (after taking into account all ExistingSub Shares delivered by such beneficial owner) shall receive, in lieu thereof, a cash payment (without interest) representing such same fraction of $44.49.


                                 ARTICLE 2

                         The Surviving Corporation

               Section 2.1. Certificate of Incorporation. The certificate of incorporation of ExistingSub in effect immediately prior to the Effective Time shall be amended in its entirety as of the Effective Time to read as set forth in Exhibit A, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

               Section 2.2. Bylaws. The bylaws of MergerSub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

               Section 2.3. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of MergerSub at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.


                                 ARTICLE 3

               Representations and Warranties of the Company

               Except as set forth in the disclosure schedules annexed hereto (the "Disclosure Schedule"), the Company represents and warrants to MergerSub that:

               Section 3.1. Corporate Existence and Power. The Company and ExistingSub are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and have all corporate powers required to carry on their businesses as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Company has heretofore delivered to MergerSub true and complete copies of the certificate of incorporation and bylaws of the Company and ExistingSub as currently in effect. For purposes of this Agreement, "Material Adverse Effect" means any material adverse effect on the financial condition, business, assets, liabilities or results of operations of the Company and the Subsidiaries (as defined in Section 3.6) taken as a whole, but excluding (i) any liabilities or reserves that are reflected on, or reserved for in, the 1997 Financial Statements and (ii) any change resulting from general economic conditions.

               Section 3.2. Corporate Authorization. The execution, delivery and performance by the Company and ExistingSub of this Agreement and the consummation by the Company and ExistingSub of the transactions contemplated hereby are within the Company's and ExistingSub's corporate powers and, except for any required approval by the stockholders of the Company, ReorgSub and ExistingSub by majority vote in connection with the consummation of the Mergers, have been duly authorized by all necessary corporate and stockholder action. This Agreement constitutes a valid and binding agreement of the Company and ExistingSub.

               Section 3.3. Governmental Authorization. The execution, delivery and performance by the Company and ExistingSub of this Agreement and the consummation of the Reorganization Merger by the Company and ExistingSub, and the Merger by ExistingSub, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of (i) a certificate of merger or the Holding Company Merger Agreement in connection with the Reorganization Merger and (ii) a certificate of merger in connection with the Merger; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act"); (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"); (d) compliance with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"); (e) compliance with any applicable foreign or state securities or Blue Sky laws; and (f) any actions or filings that if not taken or made would have a Material Adverse Effect.

               Section 3.4. Non-Contravention. The execution, delivery and performance by the Company and ExistingSub of this Agreement and the consummation by the Company and ExistingSub of the transactions contemplated hereby do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of the Company, ExistingSub or any Subsidiary, (b) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, writ, injunction, order or decree of any court or governmental authority binding upon or applicable to the Company, ExistingSub or any Subsidiary or any of their properties or assets, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company, ExistingSub or any Subsidiary or to a loss of any benefit to which the Company, ExistingSub or any Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon the Company, ExistingSub or any Subsidiary or any license, franchise, Permit (as defined in Section 3.17) or other similar authorization held by the Company, ExistingSub or any Subsidiary, or (d) result in the creation or imposition of any Lien on any asset of the Company, ExistingSub or any Subsidiary, except, in the case of clauses (b), (c) and (d), for any such violation, failure to obtain any such consent or other action, default, right, loss or Lien that would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

               Section 3.5. Capitalization. The authorized capital stock of the Company consists of 15,000,000 Shares of which as of March 16, 1998, there were outstanding 4,016,711 Shares and Options to purchase an aggregate of not more than 747,667 Shares (of which Options to purchase an aggregate of 420,266 Shares were exercisable) and 467,680 Shares were held in treasury (and no such treasury stock is issuable or reserved for issuance, other than 66,682 Shares (the "Reserved Shares") which are issuable or reserved for issuance pursuant to the order discharging the Company from the protection of the United States Federal Bankruptcy Court in 1993 (the "Bankruptcy Order")). All outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.5 and except for changes since March 16, 1998 resulting from the exercise of Options outstanding on such date, there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (c) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (a), (b) and (c) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

               Section 3.6. Subsidiaries. (a) Each Significant Subsidiary (as defined in Regulation S-X under the Exchange Act) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be existing in good standing or so qualified would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by the Company and/or one or more Subsidiaries.

           (b) Except for Liens, limitations and restrictions arising under the Amended and Restated Credit Agreement dated as of July 3, 1997 among the Company and Insilco Deutschland Gmbh, as borrowers, various lenders and issuing banks, The First National Bank of Chicago and Goldman Sachs Credit Partners L.P., as syndication agents and Citicorp USA, Inc. as administrative agent, and any related security arrangements, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except any that arise under applicable securities laws or that are permitted by such credit agreement. All such capital stock has been duly authorized and validly issued and is fully paid and non-assessable. There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, and (ii) options or other rights to acquire from the Company or any Subsidiary, and no other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

           (c) ExistingSub was incorporated in Delaware prior to January 1, 1997. To the Company's knowledge, until the Reorganization Merger Effective Time, neither the ExistingSub Shares nor the assets of ExistingSub has a material value.

               Section 3.7. SEC Filings. (a) The Company has delivered to MergerSub (i) the Company's annual report on Form 10-K for the year ended December 31, 1996 (the "Company 10-K"), (ii) its quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 (together with the Company 10-K, the "Current SEC Reports"), (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since January 1, 1996, and (iv) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since January 1, 1996 (collectively, the "SEC Documents").

           (b) As of its filing date, each such report or statement filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

           (c) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               Section 3.8. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Current SEC Reports, and the draft unaudited consolidated financial statements of the Company previously delivered to MergerSub (the "1997 Financial Statements"), fairly present, in all material respects and in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). The final audited consolidated financial statements of the Company for the year ended December 31, 1997 will be substantially identical to the 1997 Financial Statements, other than any disclosures necessary to reflect the execution of this Agreement by the Company and ExistingSub and any transactions contemplated hereby. For purposes of this Agreement, "Balance Sheet" means the consolidated balance sheet of the Company and its subsidiaries as of December 31, 1997 set forth in the 1997 Financial Statements, and "Balance Sheet Date" means December 31, 1997.

               Section 3.9. Disclosure Documents. (a) Each document required to be filed by the Company with the SEC in connection with the Mergers (but excluding the Financing) (the "Company Disclosure Documents"), including, without limitation, any Report on Form 8-K to be filed by the Company in respect of this Agreement, and the proxy statement of the Company containing information required by Regulation 14A under the Exchange Act to be filed with the SEC in connection with the Mergers (the "Company Proxy Statement"), and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. The representations and warranties contained in this
Section 3.9(a) will not apply to statements or omissions in the Company Disclosure Documents based upon information furnished to the Company by MergerSub for use therein.

           (b) At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement and the Mergers, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document, other than the Company Proxy Statement, and at the time of any required distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.9(b) will not apply to statements or omissions in the Company Disclosure Documents based upon information furnished to the Company by MergerSub for use therein.

           (c) The information with respect to the Company or any Subsidiary that the Company furnishes to MergerSub for use in any document filed by MergerSub with the SEC will not, at the time of the filing thereof and at the time of any required distribution thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               Section 3.10. Absence of Certain Changes. Since the Balance Sheet Date, the Company and the Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

           (a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably would be expected to have a Material Adverse Effect;

           (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

           (c) except as disclosed in the SEC Documents, any amendment of any material term of any outstanding security of the Company or any Subsidiary;

           (d) except as disclosed in the SEC Documents, any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practices;

           (e) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

           (f) (i) any material change in any method of accounting, or accounting practice by the Company or any Subsidiary or (ii) any revaluation in any material respect of any of the material assets of the Company or any Subsidiary, except for any such change or revaluation required by reason of a concurrent change in generally accepted accounting principles; or

           (g) except as disclosed in the SEC Documents, any (i) grant of any severance or termination pay to any director or executive officer of the Company or any Subsidiary, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or executive officer of the Company or any Subsidiary, or (iii) increase in compensation, bonus or other benefits (including severance or other termination benefits) payable to directors, officers or employees of the Company or any Subsidiary, other than in the ordinary course of business consistent with past practice.

               Section 3.11. No Undisclosed Material Liabilities. There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which individually or in the aggregate would be reasonably likely to have a Material Adverse Effect, other than:

           (a) liabilities disclosed or provided for in the Balance Sheet or the balance sheets (and the notes thereto) included in the Company's reports on Form 10-Q referred to in Section 3.7(a);

           (b) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date; and

           (c)  liabilities under this Agreement.

               Section 3.12. Litigation. Except as set forth in the SEC Documents, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of the Company threatened against or affecting, the Company or any Subsidiary or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would reasonably be expected to have a Material Adverse Effect.

               Section 3.13. Taxes. (a) All tax returns, statements, reports and forms (including estimated tax returns and reports and information returns and reports) required to be filed with any taxing authority by or on behalf of the Company or any Subsidiary of the Company (collectively, the "Returns"), were filed when due (including any applicable extension periods).

           (b) The Company and its Subsidiaries have timely paid, or withheld and remitted to the appropriate taxing authority, all taxes shown as due and payable on the Returns that have been filed.

           (c) The charges, accruals and reserves for taxes with respect to the Company and any Subsidiary (including for any tax period for which no Return has yet been filed) reflected on the books of the Company and its Subsidiaries (excluding any provision for deferred income taxes) are adequate to cover taxes for which the Company and any such Subsidiary are liable.

           (d) There is no material claim (including under any indemnification or tax-sharing agreement), audit, action, suit, proceeding, or investigation now pending or threatened in writing against or in respect of any tax or tax asset of the Company or any Subsidiary (other than any in respect of which a reserve or allowance has been recorded in the 1997 Financial Statements). For purposes of this Section 3.13, the term "tax asset" shall include any net operating loss, net capital loss, investment tax credit, foreign tax credit or charitable deduction.

           (e) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Returns of the Company or any of its Subsidiaries.

           (f) There are no Liens for taxes upon the assets of the Company or its Subsidiaries except for Liens for current taxes not yet due, and except for Liens that, individually or in the aggregate, would not have a Material
Adverse Effect.

               Section 3.14. ERISA. (a) The Disclosure Schedule sets forth a list identifying each material "employee pension benefit plan", as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by the Company or any affiliate (as defined below) and covers any employee or former employee of the Company or any affiliate or under which the Company or any affiliate has any material liability. Within five business days of the date hereof, the Company will make available to MergerSub copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations, together with (A) the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and
(B) the most recent actuarial valuation report prepared in connection with any such plan, in each case only to the extent not previously made available. Such plans are referred to collectively herein as the "Employee Plans". For purposes of this Section 3.14, "affiliate" of any Person means any other
Person which, together with such Person, would be treated as a single employer under Section 414 of the Code. The only Employee Plans which individually or collectively would constitute (x) an "employee pension benefit plan" as defined in Section 3(2) of ERISA (the "Pension Plans") or (y) a "multiemployer plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan") are identified as such in the list referred to above.

           (b) No Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. The only Employee Plans that are subject to Title IV of ERISA (the "Retirement Plans") are identified in the list of such Plans provided to MergerSub by the Company. As of the Balance Sheet Date, the fair market value of the aggregate assets of the Retirement Plans (excluding for these purposes any accrued but unpaid contributions) exceeded the projected benefit obligations on an aggregate basis accrued under such Retirement Plans as in effect on such date. No "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred with respect to any Retirement Plan, whether or not waived. The Company knows of no "reportable event", within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any Employee Plan, other than a "reportable event" or other event that will not have a Material Adverse Effect. To the Company's knowledge, no current condition exists and no event has occurred that (i) would constitute grounds for termination of any Retirement Plan and neither the Company nor any of its affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any Retirement Plan covered or previously covered by Title IV of ERISA that would have a Material Adverse Effect or (ii) presents a material risk of complete or partial withdrawal from any Multiemployer Plan which would result in the Company or any Subsidiary incurring a withdrawal liability within the meaning of Section 4201 of ERISA that would have a Material Adverse Effect. The assets of the Company and all of its Subsidiaries are not now, nor, to the Company's knowledge, will they after the passage of time be, subject to any lien imposed under Section 412(n) of the Code by reason of a failure of any of the Company or any of its affiliates to make timely installments or other payments required under Section 412 of the Code. Nothing done or omitted to be done, and no transaction or holding of any asset under or in connection with any Employee Plan, has made or will make the Company or any Subsidiary, or any officer or director of the Company or any Subsidiary, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect.

           (c)  Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and to the Company's knowledge has been so qualified during the period from its adoption to date and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company will furnish to MergerSub within five days of the date hereof copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan's qualified status. Except as would not have a Material Adverse Effect, each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan.

           (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any affiliate that, individually or collectively, would give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

           (e) "Benefit Arrangements" means each material, written plan or arrangement providing for insurance coverage (including any self-insured arrangements), severance, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its affiliates and
(iii) covers any U.S. employee or former employee of the Company or any of its affiliates. Copies or descriptions of all such foregoing Benefit Arrangements will be made available to MergerSub within five business days of the date hereof to the extent not previously made available. Each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement except where any noncompliance would have a Material Adverse Effect.

           (f) The present value of the projected liability in respect of post-retirement health and medical benefits for retired employees of the Company and its affiliates is set forth fairly, in all material respects, in the 1997 Financial Statements. To the Company's knowledge, each "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA) providing health or medical benefits in respect of any active non-union employee of the Company or any Subsidiary may by its terms be amended or terminated.

           (g) There has been no amendment to, written interpretation or written announcement by the Company or any of its affiliates relating to any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on the Balance Sheet Date.

           (h) The Company is not a party to or subject to any employment contract with any executive officer or director of the Company.

           (i) Except as would not have a Material Adverse Effect, each material International Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to qualified plans where such Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities. With respect to each material International Plan, there has been no amendment to, written interpretation of or written announcement by the Company or any Subsidiary relating to, or change in employee participation or coverage under, any such material International Plan that would increase materially the expense of maintaining such material International Plan above the level of expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

               "International Plan" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or arrangement or contract providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan or a Benefit Arrangement, (ii) is entered into, maintained, administered or contributed to by the Company or any Subsidiary and (iii) covers any non U.S. employee of the Company or any Subsidiary.

               Section 3.15. Labor Matters. The Company and its Subsidiaries are in compliance with all currently applicable laws respecting employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, the failure to comply with which or engagement in which, as the case may be, would have a Material Adverse Effect. There is no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before the National Labor Relations Board or otherwise which if adversely resolved is likely to have a Material Adverse Effect. There are no strikes, slowdowns, union organizational campaigns or other protected concerted activity under the National Labor Relations Act or, to the knowledge of the Company, threats thereof, by or with respect to any employees of the Company or any Subsidiary which would have a Material Adverse Effect.

               Section 3.16. Compliance with Laws and Court Orders. Neither the Company nor any Subsidiary is in violation of, or has since January 1, 1996 violated, and to the knowledge of the Company none is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that would not, individually or in the aggregate, have a Material Adverse Effect.

               Section 3.17. Licenses and Permits. Except as would not, individually or in the aggregate have a Material Adverse Effect, (i) each license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries (the "Permits") is valid and in full force and effect and (ii) neither the Company nor any Subsidiary is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, the Permits.

               Section 3.18. Intellectual Property. The Company and the Subsidiaries own or possess adequate licenses or other rights to use all Intellectual Property Rights necessary to conduct the business now operated by them, except where the failure to own or possess such licenses or rights would not be reasonably likely to have a Material Adverse Effect. To the knowledge of the Company, the Intellectual Property Rights of the Company and the Subsidiaries do not conflict with or infringe upon any Intellectual Property Rights of others to the extent that, if sustained, such conflict or infringement would be reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "Intellectual Property Right" means any trademark, service mark, trade name, mask work, copyright, patent, software license, other data base, invention, trade secret, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

               Section 3.19. Finders' Fees. With the exception of Lazard Freres & Co. LLC and Goldman Sachs & Co., copies of whose engagement agreements have been provided to MergerSub, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any Subsidiary who might be entitled to any fee or commission from the Company or any Subsidiary or any of its affiliates upon consummation of the transactions contemplated by this Agreement. For purposes of this Agreement (other than Section 3.14), "Affiliate" or "affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.

               Section 3.20. Required Votes. The adoption of this Agreement by the affirmative vote of the holders of Shares entitling such holders to exercise at least a majority of the voting power of the Shares, the vote of the Company as sole stockholder of ExistingSub and the vote of ExistingSub as sole stockholder of ReorgSub are the only votes of holders of any class or series of the capital stock of the Company, ExistingSub and ReorgSub required to adopt this Agreement, or to approve the Mergers or any of the other transactions contemplated hereby and no higher or additional vote is required pursuant to the Company's or ExistingSub's certificate of incorporation or otherwise.

               Section 3.21. Environmental Matters. (a) (i) No action, suit, investigation or proceeding is pending against, or, to the knowledge of the Company, is threatened by any Person against, the Company or any Subsidiary which has a reasonable likelihood of an adverse determination nor has any material penalty been assessed against the Company or any Subsidiary with respect to any (A) alleged violation of any Environmental Law or liability thereunder, (B) alleged failure to have any permit, certificate, license, approval, registration or authorization required under any Environmental Law,
(C) generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance or (D) discharge, emission or release of any Hazardous Substance, except for such actions, suits, investigations, proceedings and penalties which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

                (ii) no Hazardous Substance has been discharged, emitted, released or is present at any property now or previously owned, leased or operated by the Company or any Subsidiary, which circumstance, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

               (iii) the estimated costs of environmental remediation set forth in the Company 10-K represent a reasonable estimate of the Company's potential exposure for Environmental Liabilities reasonably likely to be incurred in the next ten years, including without limitation the costs of remediation or similar obligations (based on an application of current Environmental Laws and the use of a remedy reasonably likely to be required under such Environmental Laws), provided that there will be no breach of this representation unless the costs of such environmental remediation exceed such estimate by $5,400,000; and

                (iv) there are no Environmental Liabilities that would reasonably be expected to have a Material Adverse Effect.

           (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted since January 13, 1991 of which the Company has knowledge in relation to the current or prior business of the Company or any property or facility now or previously owned or leased by the Company or any Subsidiary which has not been made available to MergerSub at least five days prior to the date hereof, except for such investigations, studies, audits, tests, reviews or analyses which report on conditions and liabilities that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

           (c) For purposes of this Section 3.22 the following terms shall have the meanings set forth below:

                 (i) "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes and injunctions relating to the effect of the environment on human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other hazardous substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other hazardous substances or wastes or the clean-up or other remediation thereof;

                (ii) "Environmental Liabilities" means any and all liabilities of or relating to the Company and any Subsidiary (including any liability which relates to a predecessor of the Company or any Subsidiary), whether contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time; and

               (iii) "Hazardous Substances" means any toxic, radioactive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under Environmental Laws.

               Section 3.22. Disclaimer. Except as set forth in this Article 3 or in Section 1.2(d), the Company has not made and shall not be deemed to have made any representation or warranty, express or implied. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representation or warranty made by the Company in Article 3 or Section 1.2(d), the Company makes no representation or warranty with respect to any projections, estimates or budgets heretofore delivered to or made available to MergerSub of future revenues, expenses or expenditures or results of operations of the Company or any Subsidiaries.


                                 ARTICLE 4

                Representations and Warranties of MergerSub

               MergerSub represents and warrants to the Company that:

               Section 4.1. Corporate Existence and Power. MergerSub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Since the date of its incorporation, MergerSub has not engaged in any activities other than in connection with or as contemplated by this Agreement and the Merger or in connection with arranging any financing required to consummate the transactions contemplated hereby. MergerSub has heretofore delivered to the Company true and complete copies of MergerSub's certificate of incorporation and bylaws as currently in effect.

               Section 4.2. Corporate Authorization. The execution, delivery and performance by MergerSub of this Agreement and the consummation by MergerSub of the transactions contemplated hereby are within the corporate powers of MergerSub and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of MergerSub.

               Section 4.3. Governmental Authorization. The execution, delivery and performance by MergerSub of this Agreement and the consummation by MergerSub of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with Delaware Law; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the Exchange Act; (d) compliance with the applicable requirements of the Securities Act; (e) compliance with any applicable foreign or state securities or Blue Sky laws; (f) any other authorizations required to be obtained pursuant to applicable foreign statutes, rules or regulations and (g) any actions or filings that if not taken or made would not have a material adverse effect on MergerSub.

               Section 4.4. Non-Contravention. The execution, delivery and performance by MergerSub of this Agreement and the consummation by MergerSub of the transactions contemplated hereby do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of MergerSub, (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with any provision of law, regulation, judgment, order or decree binding upon MergerSub, or (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of MergerSub or to a loss of any benefit to which MergerSub is entitled under any agreement, contract or other instrument binding upon MergerSub.

               Section 4.5. Disclosure Documents. (a) The information that MergerSub furnishes to the Company for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time the stockholders vote on adoption of this Agreement and the Mergers, and (ii) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing thereof and at the time of any required distribution thereof.

           (b) Each document required to be filed by MergerSub with the SEC in connection with the Mergers (including the Financing) will, when filed, comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and will not at the time of the filing thereof, or at the time of the distribution thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided, that this representation and warranty will not apply to statements or omissions in such documents based upon information furnished to MergerSub in writing by the Company specifically for use therein.

               Section 4.6. Finders' Fees. Except for Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), whose fees will be paid by MergerSub, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from MergerSub or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

               Section 4.7.  Financing.  The Company has received copies of
(a) a commitment letter dated March 20, 1998 from DLJ Merchant Banking
Partners II, L.P., and certain of its affiliates pursuant to which each of the foregoing has committed, subject to the terms and conditions set forth therein, to purchase securities of MergerSub for an aggregate amount equal to $54,999,997.50, (b) a letter dated March 20, 1998 from DLJ Bridge Finance,
Inc. ("DLJ Bridge Fund") pursuant to which DLJ Bridge Fund has committed, subject to the terms and conditions set forth therein, to purchase senior pay-in-kind increasing rate notes of the Company in the amount of $110,000,000 and (c) a commitment letter dated March 20, 1998 from DLJ Capital Funding,
Inc. ("DLJ Senior Debt Fund") pursuant to which DLJ Senior Debt Fund has committed, subject to the terms and conditions set forth therein, to enter into one or more credit agreements providing for loans to the corporation surviving the Reorganization Merger of up to $350,000,000. As used in this Agreement, the aforementioned entities shall hereinafter be referred to as the "Financing Entities". The aforementioned credit agreements and commitments to purchase equity securities of MergerSub shall be referred to as the "Financing Agreements" and the financing to be provided thereunder shall be referred to as the "Financing." The aggregate proceeds of the Financing are in an amount sufficient to pay the Merger Consideration, to repay the Company's and its Subsidiaries' indebtedness (excluding for this purpose capital lease obligations) together with any interest, premium or penalties payable in connection therewith, to provide a reasonable amount of working capital financing and to pay related fees and expenses (collectively, the "Required Amounts"). As of the date hereof, none of the commitment letters relating to the Financing Agreements referred to above has been withdrawn and MergerSub does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in the commitment letters relating to the Financing Agreements not being satisfied. MergerSub believes that the Financing will not create any liability to the directors and stockholders of the Company under any Federal or state fraudulent conveyance or transfer law. MergerSub further believes that, upon the consummation of the transactions contemplated hereby, including, without limitation, the Financing, the Surviving Corporation (i) will not become insolvent, (ii) will not be left with unreasonably small capital, (iii) will not have incurred debts beyond its ability to pay such debts as they mature, and (iv) will not have its capital impaired. MergerSub knows of no reason why the Merger will not be recorded as a "recapitalization" for financial reporting purposes.

               Section 4.8. Capitalization. All outstanding shares of capital stock of MergerSub have been duly authorized and validly issued and are fully paid and nonassessable. As of the moment immediately prior to the Effective Time, 1,235,955 shares of MergerSub Common Stock and MergerSub Warrants to acquire 111,347 shares of MergerSub Common Stock at an exercise price of not less than $0.01 per share (which will have been purchased for aggregate consideration of $54,999,997.50) will be outstanding. Except as set forth in this Section 4.8, there are outstanding (a) no shares of capital stock or other voting securities of MergerSub, (b) no securities of MergerSub convertible into or exchangeable for shares of capital stock or voting securities of MergerSub, and (c) no options or other rights to acquire from MergerSub, and no obligation of MergerSub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of MergerSub (the items in clauses (a), (b) and (c), together with the MergerSub Common Stock and the MergerSub Warrants, being referred to collectively as the "MergerSub Securities"). There are no outstanding obligations of MergerSub to repurchase, redeem or otherwise acquire any MergerSub Securities.


                                 ARTICLE 5

                         Covenants of the Company

               The Company agrees that:

               Section 5.1. Conduct of the Company. Except as otherwise contemplated by, or provided for, in this Agreement or the Disclosure
Schedule, without the prior written consent of MergerSub (which shall not be unreasonably withheld), from the date hereof to the Effective Time, the Board of Directors shall not approve or authorize any action that would allow the Company and its Subsidiaries to carry on their respective businesses other than in the ordinary and usual course of business and consistent with past practices or any action that would prevent the Company and its Subsidiaries from using their reasonable best efforts to (i) preserve intact its present business organization, (ii) maintain in effect all material federal, state and local licenses, approvals and authorizations, including, without limitation, all material Permits that are required for the Company or any of its Subsidiaries to carry on their business, (iii) keep available the services of its key officers and key employees, and (iv) maintain satisfactory relationships with its material customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by, or provided for, in this Agreement or the Disclosure Schedule, without the prior written consent of MergerSub (which shall not be unreasonably withheld), prior to the Effective Time, the Board of Directors shall not, nor shall it authorize or direct the Company or any Subsidiary, directly or indirectly, to:

           (a) adopt or propose any change in its certificate of incorporation or bylaws;

           (b) except pursuant to existing agreements or arrangements, (i) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material corporation, partnership or other business organization or division thereof, or sell, lease or otherwise dispose of a material Subsidiary or a material amount of assets (excluding sales of inventory) or securities; (ii) waive, release, grant, or transfer any rights of material value, except in the ordinary course of business, consistent with past practices; (iii) modify or change in any material respect any existing material license, lease, contract, or other document, except in the ordinary course of business, consistent with past practices; (iv) except to refund or refinance commercial paper or with respect to borrowings in the ordinary course of business consistent with past practices, incur, assume or prepay an amount of long-term or short-term debt; (v) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business, consistent with past practices; (vi) make any loans, advances or capital contributions to, or investments in, any other person, except in the ordinary course of business, consistent with past practices; or purchase any property or assets of any other individual or entity, except in the ordinary course of business, consistent with past practices; (vii) enter into any interest rate, currency or other swap or derivative transaction, other than in the ordinary course of business, consistent with past practices, and for bona fide hedging purposes; or (viii) except for capital expenditures provided for in the Company's 1998 capital budget, a copy of which has been previously provided to MergerSub, incur any capital expenditure, individually or in the aggregate, in excess of $3,000,000.

           (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than cash dividends and distributions by a directly or indirectly wholly owned Subsidiary of the Company to the Company or a directly or indirectly wholly owned Subsidiary, or, in the case of a joint venture vehicle pro rata to all equity owners thereof, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of its Subsidiaries, except pursuant to the Reorganization Merger;

           (d) adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit and welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the removal of existing restrictions in any benefit plans or agreements), except, in each case, for normal actions in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company;

           (e) except as required by applicable law or generally accepted accounting principles, revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory in any material manner or write-off of notes or accounts receivable in any material manner;

           (f) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabilities reflected or reserved against in the consolidated financial statements of the Company or incurred in the ordinary course of business, consistent with past practices;

           (g) make any tax election inconsistent with past practices, or settle or compromise any material income tax liability;

           (h) take any action other than in the ordinary course of business and consistent with past practices with respect to accounting policies or procedures; or

           (i)  agree or commit to do any of the foregoing.

               Section 5.2. Stockholder Meeting; Proxy Material. (a) The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Mergers. The Board of Directors shall, subject to its fiduciary duties as advised by counsel, recommend approval and adoption by the Company's stockholders of this Agreement and the Mergers.

           (b) In connection with the Company Stockholder Meeting, the Company (i) will as promptly as practicable prepare and file with the SEC a Registration Statement on Form S-4 (the "Registration Statement") (which Registration Statement includes the Company Proxy Statement), will use its reasonable best efforts to have the Registration Statement declared effective by the SEC and will thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) will use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement, the Mergers and the transactions contemplated hereby and (iii) will otherwise comply with all legal requirements applicable to such meeting.

               Section 5.3. Access to Information. From the date hereof until the Effective Time, the Company will give MergerSub, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company and the Subsidiaries (so long as such access does not unreasonably interfere with the operations of the Company and the Subsidiaries), will furnish to MergerSub, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with MergerSub in its investigation of the business of the Company and the Subsidiaries; provided that no investigation pursuant to this Section 5.3 shall affect any representation or warranty given by the Company to MergerSub hereunder; and provided, further that (i) any information provided to MergerSub pursuant to this Section 5.3 shall be subject to the Confidentiality Agreement dated as of February 16, 1998 between the Company and DLJ Merchant Banking II, Inc. (the "Confidentiality Agreement") and (ii) none of the Company or any other Persons covered by this Section 5.3 shall be obligated to furnish any information under this Section 5.3 if doing so would, on the basis of advice from the Company's counsel, result in the loss of attorney-client privilege in favor of the Company or a Subsidiary or violate the terms of any contract, so long as the Company informs MergerSub of its decision to withhold such information and furnishes a description of such information that is consistent with the preservation of such privilege or compliance with such agreement, as applicable.

               Section 5.4. Other Offers. (a) Neither the Company nor any of its Subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, agents, representatives, advisors or Subsidiaries to (A) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any Third Party (as defined below) (other than MergerSub) relating to (i) any acquisition or purchase of 20% or more of the consolidated assets of the Company and its Subsidiaries or of over 20% of any class of equity securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Third Party beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company,
(iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company other than the transactions contemplated by this Agreement, or (iv) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Mergers (collectively, "Acquisition Proposals"), or agree to or endorse any Acquisition Proposal, (B) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any Third Party any information with respect to its business, properties or assets in order to facilitate or encourage any effort or attempt by any Third Party (other than MergerSub) to do or seek any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any Third Party (other than MergerSub) to do or seek any of the foregoing, or (C) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; provided, however, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries) from (i) furnishing information pursuant to an appropriate confidentiality letter (which letter shall not be less favorable to the Company in any material respect than the Confidentiality Agreement, and a copy of which shall be provided for informational purposes only to MergerSub with the name of the other party redacted) concerning the Company and its businesses, properties or assets to a Third Party who has made a bona fide Acquisition Proposal, (ii) engaging in discussions or negotiations with a Third Party who has made a bona fide Acquisition Proposal, (iii) following receipt of a bona fide Acquisition Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 under the Exchange Act or otherwise making disclosure to its stockholders, (iv) following receipt of a bona fide Acquisition Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 5.2 and/or (v) taking any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction, but in each case referred to in the foregoing clauses
(i) through (iv) only to the extent that the Board of Directors shall have concluded in good faith on the basis of advice from outside counsel that the failure to take such action would result in a breach of the fiduciary duties of the Board of Directors to the stockholders of the Company under applicable law; provided, further, that (A) the Board of Directors shall not take any of the foregoing actions referred to in clauses (i) through (iv) until after reasonable notice to MergerSub with respect to such action, and (B) if the Board of Directors receives an Acquisition Proposal, to the extent it may do so without breaching its fiduciary duties as advised by counsel and as determined in good faith and without violating any of the conditions of such Acquisition Proposal, then the Company shall promptly inform MergerSub of the terms and conditions of such proposal and the identity of the person making it. The Company will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. As used in this Agreement, the term "Third Party" means any person, corporation, entity or "group," as defined in Section 13(d) of the Exchange Act, other than MergerSub or any of its affiliates.

           (b) If a Payment Event (as hereinafter defined) occurs, the Company shall pay to MergerSub, within two business days following such Payment Event, a fee of $6,000,000.

           (c) "Payment Event" means (w) the termination of this Agreement pursuant to Section 9.1(e); (x) the termination of this Agreement pursuant to
Section 9.1(f) in contemplation of a merger agreement or a tender or exchange offer or any transaction of the type listed in clause (z) below, on terms more favorable to the Company's stockholders from a financial point of view than the Merger; (y) the termination of this Agreement by MergerSub pursuant to
Section 9.1(c) but only if the breach of covenant or warranty or misrepresentation in question arises out of the bad faith or wilful misconduct of the Company; or (z) the occurrence of any of the following events within 12 months of the termination of this Agreement pursuant to Section 9.1(g) whereby stockholders of the Company receive, pursuant to such event, cash, securities or other consideration having an aggregate value, when taken together with the value of any securities of the Company or its Subsidiaries otherwise held by the stockholders of the Company after such event, in excess of $44.50 per Share: the Company is acquired by merger or otherwise by a Third Party; a Third Party acquires more than 50% of the total assets of the Company and its Subsidiaries, taken as a whole; a Third Party acquires more than 50% of the outstanding Shares or the Company adopts and implements a plan of liquidation, recapitalization or share repurchase relating to more than 50% of the outstanding Shares or an extraordinary dividend relating to more than 50% of the outstanding Shares or 50% of the assets of the Company and its Subsidiaries, taken as a whole.

               (d) Upon (i) the occurrence of a Payment Event, or (ii) a termination by MergerSub that follows a failure of the conditions set forth in Sections 8.1(a) or 8.2(g) to be satisfied, the Company shall reimburse MergerSub and its affiliates not later than two business days after submission of reasonable documentation thereof for 100% of their out-of-pocket fees and expenses (including the reasonable fees and expenses of their counsel and fees payable to the financing entities and their respective counsel) up to $5,000,000, in each case, actually incurred by any of them or on their behalf in connection with this Agreement and the transactions contemplated hereby.

           (e)  The Company acknowledges that the agreements contained in this
Section 5.4 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, MergerSub would not enter into this Agreement; accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 5.4, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the Company for the fee or fees and expenses set forth in this Section 5.4, the Company shall also pay to MergerSub its costs and expenses incurred in connection with such litigation.

           (f) Section 5.4(b)-(e) shall survive any termination of this Agreement, however caused.

               Section 5.5. Resignation of Directors. Immediately prior to the Effective Time, the Company and ExistingSub shall deliver to MergerSub evidence satisfactory to MergerSub of the resignation of all directors of the Company and ExistingSub (in each case other than Robert L. Smialek) effective at the Effective Time.

               Section 5.6. Solvency Opinion. The Company shall request an independent advisor to deliver the opinion contemplated by Section 8.3(b) as promptly as practicable.

               Section 5.7. Transfers by Affiliates. The Company shall use its reasonable best efforts to obtain and provide to MergerSub prior to the Effective Time undertakings in writing from each Person, if any, who according to counsel for the Company might reasonably be considered "affiliates" of the Company within the meaning of Rule 145(c) of the SEC pursuant to the Securities Act (each, a "Rule 145 Affiliate"), in each case in form and substance reasonably satisfactory to counsel for MergerSub providing (i) such Rule 145 Affiliate will notify MergerSub in writing before offering for sale or selling or otherwise disposing of any Shares or ExistingSub Shares owned by such Rule 145 Affiliate and (ii) no such sale or other disposition shall be made unless and until the Rule 145 Affiliate has supplied to MergerSub an opinion of counsel for the Rule 145 Affiliate (which opinion shall be reasonably satisfactory to MergerSub) to the effect that such transfer is not in violation of the Securities Act.


                                 ARTICLE 6

                          Covenants of MergerSub

               MergerSub agrees that:

               Section 6.1. Voting of Shares. MergerSub agrees to vote all Shares beneficially owned by it in favor of adoption of this Agreement at the Company Stockholder Meeting.

               Section 6.2. Director and Officer Liability. The Surviving Corporation shall cause the Company to do the following and the Company hereby agrees to do the following:

           (a) The Company shall indemnify and hold harmless the present and former officers and directors of the Company or any of its Subsidiaries (each an "Indemnified Person") in respect of acts or omissions or alleged acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted from time to time by Delaware Law or any other applicable laws as presently or hereafter in effect or provided under the Company's certificate of incorporation and bylaws in effect on the date hereof.

           (b) The Company shall pay on an as-incurred basis the reasonable fees and expenses of such Indemnified Person (including fees and expenses of counsel) in advance of the final disposition of any action, suit, proceeding or investigation that is the subject of the right to indemnification, subject to reimbursement in the event such Indemnified Person is not entitled to indemnification.

           (c) The certificate of incorporation and bylaws of the Company shall contain the provisions providing for exculpation of director and officer liability and indemnification on the same basis as set forth in the Company's certificate of incorporation and bylaws in effect on the date hereof. For a period of six years after the Effective Time, the Company shall maintain in effect such provisions in the certificate of incorporation and bylaws of the Company providing for exculpation of director and officer liability and indemnification to the fullest extent permitted from time to time under Delaware Law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by applicable law that would enlarge the scope of the Indemnified Parties' indemnification rights thereunder.

           (d) The Company shall pay all expenses, including attorneys' fees, that may be incurred by an Indemnified Person in enforcing the indemnity and other obligations provided for in this Section 6.02. In the event of any action, suit, investigation or proceeding, the Indemnified Party shall be entitled to control the defense thereof with counsel of its own choosing reasonably acceptable to the Company and the Company shall cooperate in the defense thereof, provided however that the Company shall not be liable for the fees of more than one counsel for all Indemnified Parties, other than local counsel, unless a conflict of interest shall be caused thereby and provided further that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

           (e) For a period of six years after the Effective Time, the Company shall provide officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that in satisfying its obligation under this Section 6.2(e), the Company shall not be obligated to pay premiums in excess of 150% of the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to MergerSub.

           (f) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of the Company or the Surviving Corporation or any of its Subsidiaries, under Delaware Law or otherwise. Notwithstanding anything to the contrary contained in this Agreement or otherwise, the provisions of this Section 6.02 shall survive the consummation of the Merger, and each Indemnified Person shall, for all purposes, be a third party beneficiary of the covenants and agreements contained in this Section 6.02 and, accordingly, shall be treated as a party to this Agreement for purposes of the rights and remedies relating to enforcement of such covenants and agreements and shall be entitled to enforce any such rights and exercise any such remedies directly against MergerSub, the Surviving Corporation and the Company.

               Section 6.3. Employee Plans and Benefit Arrangements. (a) From and after the Effective Time, subject to applicable law, the Surviving Corporation shall cause the Company and its Subsidiaries to, and the Company and its Subsidiaries shall, honor the obligations of the Company and its Subsidiaries incurred prior to the Effective Time under all existing Employee Plans, Benefit Arrangements and International Plans.

           (b) The Surviving Corporation agrees that, for at least one year from the Effective Time, subject to applicable law, the Surviving Corporation shall cause the Company and its Subsidiaries to, and the Company and its Subsidiaries shall, provide benefits to their employees which will, in the aggregate, be comparable to those currently provided by the Company and its Subsidiaries to their employees. Notwithstanding the foregoing, nothing herein shall obligate or require the Company or any of its Subsidiaries to provide its employees with a plan or arrangement similar to the stock option or any other equity-based compensation plans currently maintained by the Company and nothing herein shall limit the Company's right to amend, modify or terminate any particular Employee Plan or Benefit Arrangement.

           (c) After the Effective Time, the Surviving Corporation shall cause the Company to, and the Company shall, grant to all individuals who are, as of the Effective Time, employees of the Company or any of its Subsidiaries credit for all service with the Company, any of its present and former Subsidiaries, any other affiliate of the Company and their respective predecessors (collectively, the "Insilco Affiliated Group") prior to the Effective Time for purposes of vesting, participation, eligibility for benefit commencement and benefit accrual (but without any duplication of benefits in
any such case).   Any Benefit Arrangements or International Plans which
provide medical, dental or life insurance benefits after the Effective Time to any individual who is a current or former employee of the Insilco Affiliated Group as of the Effective Time (an "Employee") or a dependent of an Employee
(a "Dependent") shall, with respect to such individuals, waive any waiting periods and any pre-existing conditions and actively-at-work exclusions to the extent so waived under present policy and shall provide that any expenses incurred on or before the Effective Time by such individuals shall be taken into account under such plans for purposes of satisfying applicable deductible or coinsurance provisions to the extent taken into account under present policy.

               Section 6.4. Financing. MergerSub shall use its reasonable best efforts to obtain the Financing (including satisfying the conditions thereto). In the event that any portion of such Financing becomes unavailable, regardless of the reason therefor, MergerSub will use its reasonable best efforts to obtain alternative financing on substantially comparable or more favorable terms from other sources.

               Section 6.5. NASDAQ Listing. The Surviving Corporation will not take any action, for at least three years after the Effective Time, to cause the Surviving Corporation Shares to be de-listed from, or fail to meet any of the listing standards of, the NASDAQ National Market ("NASDAQ"); provided, however, that the Surviving Corporation may cause or permit the Surviving Corporation Shares to be de-listed in connection with a transaction (other than the Merger) which results in the termination of registration of such securities under Section 12 of the Exchange Act, and provided, further, that nothing in this Section 6.5 shall require the Surviving Corporation to take any affirmative action to prevent the Surviving Corporation Shares from being de-listed by NASDAQ if the Surviving Corporation Shares cease to meet the applicable listing standards. For at least three years after the Effective Time, the Surviving Corporation shall make available the information required pursuant to Rule 144(c) of the Securities Act.


                                 ARTICLE 7

                  Covenants of MergerSub and the Company

               The parties hereto agree that:

               Section 7.1. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including delivering such documents relating to corporate existence and authority as the other parties may reasonably request. Each party shall also refrain from taking, directly or indirectly, any action contrary to or inconsistent with the provisions of this Agreement, including action which would impair such party's ability to consummate the Mergers and the other transactions contemplated hereby. Without limiting the foregoing, the Company and the Board of Directors shall use their reasonable best efforts to (a) take all action necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Mergers or any of the other transactions contemplated by this Agreement and (b) if any state takeover statute or similar statute or regulation becomes applicable to any of the foregoing, take all action necessary so that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Mergers and the other transactions contemplated by this Agreement.

               Section 7.2. Certain Filings. (a) The Company and MergerSub shall use their respective reasonable best efforts to take or cause to be taken, (i) all actions necessary, proper or advisable by such party with respect to the prompt preparation and filing with the SEC the Registration Statement and the other Company Disclosure Documents, (ii) such actions as may be required to have the Registration Statement declared effective under the Securities Act and to have the Company Proxy Statement cleared by the SEC, in each case as promptly as practicable, and (iii) such actions as may be required to be taken under state securities or applicable Blue Sky laws in connection with the issuance of the securities contemplated hereby.

           (b) The Company agrees to provide, and will cause its Subsidiaries and its and their respective officers, employees and advisors to provide, all necessary cooperation in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the Effective Time in respect of the transactions contemplated by this Agreement, including without limitation, (x) participation in meetings, due diligence sessions and road shows, (y) the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, and (z) the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including comfort letters of accountants and legal opinions relating to the Company as may be reasonably requested by MergerSub and as are customarily provided in similar transactions; provided that the form and substance of any of the material documents referred to in clause (y), and the terms and conditions of any of the material agreements and other documents referred to in clause (z), shall be substantially consistent with the terms and conditions set forth in the commitment letters referred to in
Section 4.7.

           (c) The Company and MergerSub shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents and seeking to obtain any such actions, consents, approvals or waivers in a timely manner.

               Section 7.3. Public Announcements. MergerSub and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except for any press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange or NASDAQ, will not issue any such press release or make any such public statement prior to such consultation.

               Section 7.4. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or MergerSub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or MergerSub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Mergers.

               Section 7.5. Reserved Shares. The Surviving Corporation shall cause the Company to, and the Company shall, honor the provisions of the Bankruptcy Order and all agreements made pursuant thereto with respect to the issuance of the Reserved Shares, except that in lieu of issuing any Reserved Shares, payment shall be made in cash in an amount equal to $44.50 multiplied by the aggregate number of Reserved Shares which otherwise would become issuable pursuant to the provisions of the Bankruptcy Order.

               Section 7.6. Notices of Certain Events. Each of the parties hereto shall promptly notify the other parties of:

           (a) the receipt by such party of any material written notice or other material communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

           (b) the receipt by such party of any material written notice or other material communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

           (c) actual knowledge by such party of any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of such party threatened against such party or any of its Affiliates which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or which relate to the consummation of the transactions contemplated by this Agreement; and

           (d) actual knowledge by such party of (i) the occurrence, or failure to occur, of any event that has caused any of its representations or warranties hereunder to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.


                                 ARTICLE 8

                         Conditions to the Merger

               Section 8.1. Conditions to the Obligations of Each Party. The obligations of the Company and MergerSub to consummate the Mergers are subject to the satisfaction of the following conditions:

           (a) This Agreement and the Mergers shall have been adopted by a majority of the outstanding Shares as of the record date of the Company Stockholder Meeting.

           (b) Any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

           (c) No provision of any applicable law or regulation and no judgment, order, decree or injunction shall prohibit or restrain the consummation of the Merger; provided, however, that the Company and MergerSub shall each use its reasonable best efforts to have any such judgment, order, decree or injunction vacated;

           (d) All consents, approvals and licenses of any governmental or other regulatory body required in connection with the execution, delivery and performance of this Agreement and for the Company and its Subsidiaries to conduct their business in substantially the manner now conducted, shall have been obtained, unless the failure to obtain such consents, authorizations, orders or approvals would not have a Material Adverse Effect after giving effect to the transactions contemplated by this Agreement (including the Financing); and

           (e) The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

               Section 8.2. Conditions to the Obligations of MergerSub. The obligations of MergerSub to consummate the Merger are subject to the satisfaction of the following further conditions:

           (a) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement shall be true in all material respects at and as of the Effective Time (provided that representations made as of a specific date shall be required to be true as of such date only) as if made at and as of such time (except as contemplated by this Agreement) and MergerSub shall have received a certificate signed by an executive officer of the Company to the foregoing effect. The parties agree that the Reorganization Merger shall not be deemed to have occurred for the purposes of determining the satisfaction of this
Section 8.2(a) as to the representations and warranties of the Company covered by this Section 8.2(a) and following the Reorganization Merger, ExistingSub will take no actions, incur no liabilities, enter into no agreements or otherwise engage in any business except as necessary to consummate the Merger and the Financing;

           (b) There shall not be pending (x) any action or proceeding against the Company or any Subsidiary by any government or governmental authority or agency or (y) any action or proceeding against the Company or any Subsidiary by any other person, in either case before any court or governmental authority or agency that has a reasonable likelihood of success, challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by this Agreement, seeking to restrain or prohibit MergerSub's (including its Subsidiaries and affiliates) ownership or operation of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or to compel MergerSub or any of its Subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, seeking to impose or confirm material limitations on the ability of MergerSub or any of its Subsidiaries or affiliates to effectively control the business or operations of the Company and its Subsidiaries, taken as a whole, or effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by MergerSub or any of its Subsidiaries or affiliates on all matters properly presented to the Company's stockholders, or seeking to require divestiture by MergerSub or any of its Subsidiaries or affiliates of any Shares, and no court, arbitrator or governmental body, agency or official shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that, in the reasonable judgment of MergerSub is likely, directly or indirectly, to result in any of the consequences referred to in this paragraph (b);

           (c) The Reorganization Merger shall have occurred as contemplated by Section 1.1;

           (d) The funds in an amount at least equal to the Required Amounts shall have been made available to MergerSub and/or the Company as contemplated in Section 4.7;

           (e) The holders of not more than 6% of the outstanding Shares shall have demanded appraisal of their Shares in accordance with Delaware Law;

           (f) MergerSub shall be reasonably satisfied that the Merger will be recorded as a "recapitalization" for financial reporting purposes; and

           (g) Total indebtedness (long- and short-term) of the Company and its Subsidiaries immediately preceding the Reorganization Effective Time shall not exceed $290,000,000 (excluding capital leases).

               Section 8.3. Conditions to the Obligations of the Company and ExistingSub. The obligation of the Company to consummate the Reorganization Merger and the obligation of ExistingSub to consummate the Merger are subject to the satisfaction of the following further conditions:

           (a) MergerSub shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of MergerSub contained in this Agreement and in any certificate or other writing delivered by it pursuant hereto shall be true in all material respects at and as of the Effective Time (provided that representations made as of a specific date shall be required to be true as of such date only) as if made at and as of such time and the Company shall have received a certificate signed by an executive officer of MergerSub to the foregoing effect.

           (b) The Board of Directors shall have received an opinion, addressed and reasonably satisfactory to it, from an independent advisor confirming the belief of MergerSub set forth in the second to last sentence of
Section 4.7.


                                 ARTICLE 9

                                Termination

               Section 9.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

           (a) by mutual written consent of the Company on the one hand and MergerSub on the other hand;

           (b) by either the Company or MergerSub, if the Merger has not been consummated by September 30, 1998, provided that the party seeking to exercise such right is not then in breach in any material respect of any of its obligations under this Agreement;

           (c) by either the Company or MergerSub, if MergerSub (in the case of termination by the Company), or the Company (in the case of termination by MergerSub) shall have breached in any material respect any of its obligations under this Agreement or any representation and warranty of MergerSub (in the case of termination by the Company) or the Company (in the case of termination by MergerSub) shall have been incorrect in any material respect when made or at any time prior to the Effective Time (unless such breach or failure to be correct shall be capable of correction and, in such case, the breaching party shall promptly effect such correction);

           (d) by either the Company or MergerSub, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining MergerSub or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

           (e) by MergerSub if the Board of Directors shall have withdrawn or modified or amended, in a manner adverse to MergerSub, its approval or recommendation of this Agreement and the Mergers or its recommendation that stockholders of the Company adopt and approve this Agreement and the Mergers, or approved, recommended or endorsed any proposal for a transaction other than the Mergers (including a tender or exchange offer for Shares) or if the Company has failed to call the Company Stockholders Meeting or failed as promptly as practicable after the Registration Statement is declared effective by the SEC to mail the Company Proxy Statement to its stockholders or failed to include in such statement the recommendation referred to above;

           (f) by the Company if prior to the Effective Time the Board of Directors shall have withdrawn or modified or amended, in a manner adverse to MergerSub, its approval or recommendation of this Agreement and the Mergers or its recommendation that stockholders of the Company adopt and approve this Agreement and the Mergers in order to permit the Company to execute a definitive agreement providing for the acquisition of the Company or in order to approve a tender or exchange offer for any or all of the Shares, in either case, that is determined by the Board of Directors to be on terms more favorable from a financial point of view to the Company's stockholders than the Mergers, provided that the Company shall be in compliance with Section 5.4; and

           (g) by either the Company or MergerSub if, at a duly held stockholders meeting of the Company or any adjournment thereof at which this Agreement and the Mergers are voted upon, the requisite stockholder adoption and approval shall not have been obtained.

               The party desiring to terminate this Agreement pursuant to Sections 9.01(b)-(g) shall give written notice of such termination to the other party in accordance with Section 10.1.

               Section 9.2. Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in clause (i) of Section 5.3, Sections 5.4(b)-(e) and
10.4 shall survive the termination hereof. Notwithstanding the foregoing, nothing in this Section 9.2 shall relieve any party to this Agreement of liability for a breach of any of its covenants or agreements contained in this Agreement.


                                ARTICLE 10

                               Miscellaneous

               Section 10.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

               if to MergerSub, to:

                  Thompson Dean
                  C/O DLJ Merchant Banking II, Inc.
                  277 Park Avenue
                  New York, New York 10172
                  Telecopy: 212-892-7552

                  with a copy to:

                  John W. Buttrick
                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017
                  Telecopy: (212) 450-4800

                  if to the Company, to:

                  General Counsel
                  Insilco Corporation
                  425 Metro Place North
                  5th Floor
                  Dublin, Ohio 43017
                  Telecopy: (614) 791-3195

                  with a copy to:

                  Aviva Diamant
                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, NY 10004
                  Telecopy: (212) 859-4000

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this
Section 10.1 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this
Section 10.1.

               Section 10.2. Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

               Section 10.3. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Insilco, ExistingSub and MergerSub or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement and the Mergers by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change the amount or kind of consideration to be received in exchange for ExistingSub Shares, any term of the certificate of incorporation of the Surviving Corporation or any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any ExistingSub Shares.

           (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               Section 10.4. Expenses. Except as provided in Section 5.4, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. Notwithstanding anything herein to the contrary, including without limitation, Sections 7.01 and 7.02, prior to the Effective Time, neither the Company nor ExistingSub shall be required to execute any document unless it would have no liability or obligation thereunder or with respect thereto in the event the transactions contemplated hereby are not consummated.

               Section 10.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that MergerSub may make such an assignment to any wholly owned subsidiary without such consent.

               Section 10.6. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware.

               Section 10.7. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

               Section 10.8. Third Party Beneficiaries. Except for Section 6.2, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

               Section 10.9. Entire Agreement. Except for the Confidentiality Agreement and the Voting Agreement, this Agreement and the exhibits and schedules attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   INSILCO CORPORATION


                                   By: /s/ Robert L. Smialek
                                       ------------------------------------
                                       Name:  Robert L. Smialek
                                       Title: President, Chief Executive
                                                Officer and Director



                                   INR HOLDING CO.


                                   By: /s/ Kenneth H. Koch
                                       ------------------------------------
                                       Name:  Kenneth H. Koch
                                       Title: Vice President and General
                                                Counsel



                                   SILKWORM ACQUISITION CORPORATION


                                   By: /s/ William F. Dawson
                                       ------------------------------------
                                       Name:  William F. Dawson
                                       Title: Vice President and Secretary





                                                                     EXHIBIT A


               FIRST:  The name of the Corporation is Insilco Holding
Corporation.

               SECOND: The address of its registered office in the State of Delaware is 1013, Centre Road, Wilmington, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

               THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

               FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 15,000,000, consisting of 15,000,000 shares of Common Stock, par value $0.001 per share.

               FIFTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

               SIXTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

               SEVENTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

               (2) (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE SEVENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE SEVENTH shall be a contract right.

               (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

               (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law,

               (4) The rights and authority conferred in this ARTICLE SEVENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

               (5) Neither the amendment nor repeal of this ARTICLE SEVENTH, nor the adoption of any provision of this Certificate of Incorporation or bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE SEVENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

               EIGHTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE SEVENTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.